                                                                    Exhibit 15.2

                                                               (KPMG LETTERHEAD)



            Consent of Independent Registered Public Accounting Firm

The Board of Directors
STATS ChipPAC Ltd.:

We consent to the incorporation by reference in the registration statements (No. 333-118555, No. 333-114232 and No. 333-75080) on Form S-8 of STATS ChipPAC Ltd.
and the registration statement (No. 333-119705 and 333-119705-1) on Form F-3/S-3 of STATS ChipPAC Ltd. and STATS ChipPAC, Inc. of our report dated February 6, 2004, with respect to the consolidated balance sheet of ST Assembly Test Services Ltd and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2003, which report appears in the December 31, 2004, annual report on Form 20-F of STATS ChipPAC Ltd.


/s/ KPMG
Singapore
March 14, 2005